UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2010

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective November 10, 2010, Brush Engineered Materials Inc. and certain of its subsidiaries entered into an amendment (the "Amendment") to the Consignment Agreement, dated as of October 2, 2009, with Canadian Imperial Bank of Commerce and CIBC World Markets Inc.

The Amendment increases the availability for consignment of precious metals under the facility from $50 million to $55 million. In addition, the Amendment increases the sublimit for precious metals that may be subconsigned from $5 million to $10 million, and the sublimit for precious metals that may be held by third party refiners and fabricators from $10 million to $20 million.

Item 9.01 Financial Statements and Exhibits.

99.1 Amendment No.4 to the Consignment Agreement, dated as of November 10, 2010.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

November 12, 2010	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment #4 to the Consignment Agreement, dated as of November 10, 2010.